Exhibit 10.5

FORM OF CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (the “Agreement”) is made as of the [    ]th day of December, 2015 by and between Lilis Energy, Inc., a Nevada corporation (the “Company”), and [         ] (the “Purchaser”).

RECITALS

The Company desires to issue and sell, and the Purchaser desires to purchase, (i) a convertible promissory note in substantially the form attached hereto as Exhibit A (the “Note”) in an aggregate principal amount of [         ] Dollars ($[    ]) convertible into shares of common stock, par value $0.0001 per share, (the “Common Stock”) of the Company (the “Conversion Shares”) at a conversion price of $0.50 and (ii) a warrant registered in the name of the Purchaser in the form attached hereto as Exhibit B (the “Warrant”) to purchase, at any time following the Closing Date (as defined below) of the offering and prior to the third (3rd) anniversary of the date hereof (the “Warrant Expiration Date”), a number of shares of Common Stock as set forth therein (the “Warrant Shares” and, collectively with the Note, the Conversion Shares and the Warrant, the “Securities”), upon the terms and conditions set forth below. Notwithstanding the forgoing, both the conversion of the Note and the exercise of the Warrant, shall be subject to the receipt of requisite stockholder approval pursuant to the Nasdaq Marketplace Rules (“Nasdaq”), in the event the Company deems it necessary to maintain compliance with Nasdaq; and

The Company has existing secured loans from Heartland Bank (the “Heartland Bank Indebtedness”), which Heartland Bank Indebtedness shall be senior in ranking to the indebtedness contemplated by this Agreement. The Company has additional existing secured indebtedness in the form of its 8.0% Senior Secured Convertible Debentures due 2018, which indebtedness is junior in priority to the Heartland Bank Indebtedness but shall also be senior in priority to the Note. This Agreement, together with the Note and any and all amendments and modifications thereof, are individually referred to in this Agreement as a “Loan Document” and collectively referred to as the “Loan Documents.” Capitalized terms used but not defined herein shall have the meaning assigned to them in the Note.

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE I

SECURITIES

1.   Purchase and Sale of Securities.

1.01         Sale and Issuance of Note: Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing Date (as defined below) and the Company agrees to sell and issue to Purchaser the Note. The purchase price of the Note shall be equal to 100% of the principal amount thereof.

1.02        Description.

i)	Note. The Note will be dated the date of issue, to mature as set forth therein.

ii)	Conversion Shares. The Note will be convertible into shares of Common Stock, subject to stockholder approval as deemed necessary by the Company, at a conversion price of $0.50, subject to certain adjustments as described in the Note.

iii)	Warrant. The Warrant shall entitle the holder to purchase, at any time following the Closing Date and prior to the Warrant Expiration Date, subject to stockholder approval as deemed necessary by the Company, the Warrant Shares at an initial exercise price equal to $0.25, subject to adjustments as described in the Warrant.

1.03        Stockholder Approval. Notwithstanding anything in this Agreement, the Note or the Warrant to the contrary, under no circumstances shall the Company effect a conversion of the Note or an exercise of the Warrant into Common Stock without first obtaining stockholder approval if required by law or Nasdaq.

1.04        Execution of Equity Agreements. Purchaser understands and agrees that the conversion of the Note into equity securities of the Company and the delivery of the duly executed certificates evidencing such equity securities will require Purchaser’s execution of certain mutually acceptable agreements relating to the purchase and sale of such securities as well as any rights relating to such equity securities, to the extent Purchaser has not already executed such agreements.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser that:

2.01.       Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

2.02        Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Loan Documents. The execution and delivery of the Loan Documents, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action and no further action on the part of the Company or its Board of Directors is required, except that the Company may be required to obtain stockholder approval pursuant to Nasdaq Marketplace Rules prior to conversion of the Note or exercise of the Warrant by Purchaser. The Loan Documents have been validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except to the extent (i) rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (iii) such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.03        Absence of Required Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for such filing(s) pursuant to applicable securities laws as may be necessary, which filing will be timely effected after the Closing Date.

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2.04        Offering. Subject in part to the truth and accuracy of the Purchaser’s representations set forth in Article III of this Agreement, the offer, sale and issuance of the Note as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended, and will not result in a violation of the qualification or registration requirements of any applicable state securities laws.

ARTICLE III

REPRESENTATIONS OF THE PURCHASERS

Purchaser represents and warrants to the Company as follows:

3.01        Accredited Investor. Purchaser is an “accredited investor” as defined by Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Act”), and Purchaser is capable of evaluating the merits and risks of Purchaser’s investment in the Company and has the ability and capacity to protect Purchaser’s own interests.

3.02        Securities Unregistered. Purchaser understands that the Securities will not be registered under the Act on the grounds that the issuance thereof is exempt from the registration requirements of the Act by Section 4(2) of the Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving any public offering and that, in the view of the United States Securities and Exchange Commission (the “Commission”), the statutory basis for the exception claimed would not be present if the representations and warranties of Purchaser contained in this Agreement or the Confidential Purchaser Questionnaire attached hereto as Exhibit C are untrue or, notwithstanding Purchaser’s representations and warranties, Purchaser currently has in mind acquiring the Securities for resale or distribution upon the occurrence or non-occurrence of some predetermined event. Purchaser is aware that the Securities are and will be, when issued, “restricted securities” as that term is defined in Rule 144 promulgated under the Act.

3.03        Legend.

(a)          Purchaser understands that any and all certificates representing the Securities and any and all securities issued in replacement thereof or in exchange therefore shall bear the following legend or one substantially similar thereto, which Purchaser has read and understands:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

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(b)          In addition, the certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefore, shall bear such legend as may be required by the securities laws of the jurisdiction in which Purchaser resides.

(c)          Because of the restrictions imposed on resale, Purchaser understands that the Company shall have the right to note stop-transfer instructions in its transfer records, and Purchaser has been informed of the Company’s intention to do so. Any sales, transfers, or any other dispositions of the Securities by Purchaser, if any, will be in compliance with the Act and all applicable rules and regulations promulgated thereunder.

3.04        Purpose. Purchaser is purchasing the Securities for investment purposes for their own account and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing the Securities in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the Commission thereunder, and applicable state securities laws; and that an investment in the Securities is not a liquid investment. Purchaser understands that the Company is privately held, there is no trading market for its securities and that the Company does not file any reports with the Commission.

3.05        Exemption From Registration Required. Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Act, which permits limited resale of securities purchased in a private placement subject to certain limitations and to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the lapse of at least six months after a party purchases and pays for the securities, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the observance of certain volume restrictions.

3.06        Received Information. Purchaser acknowledges that Purchaser has had the opportunity to ask questions of, and receive answers from, the Company or any authorized person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Purchaser. In connection therewith, Purchaser acknowledges that Purchaser has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any authorized person acting on its behalf. Purchaser has received and reviewed all the information, both written and oral, that Purchaser desires. Without limiting the generality of the foregoing, Purchaser has been furnished with or has had the opportunity to acquire, and to review all information, both written and oral, that Purchaser desires with respect to the Company’s business, management, financial affairs and prospects. In determining whether to make this investment, Purchaser has relied solely on Purchaser’s own knowledge and understanding of the Company and its business based upon Purchaser’s own due diligence investigations and the information furnished pursuant to this paragraph. No representations or warranties have been made to Purchaser by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in purchasing the Securities the Purchaser is not relying upon any representations other than those contained in this Agreement. Purchaser understands that no person has been authorized to give any information or to make any representations, whether oral or written, which were not contained in this Agreement and Purchaser has not relied on any other representations or information.

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3.07        Authorization; Enforceability. Purchaser has all requisite legal and other power, authority and capacity to execute and deliver this Agreement and to carry out and perform Purchaser’s obligations under the terms of this Agreement. The execution and delivery of this Agreement and Purchaser’s purchase of the Securities has been duly authorized by all necessary action on behalf of the Purchaser and constitute a legal, valid and binding agreement of Purchaser. This Agreement constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and other general principals of equity, whether such enforcement is considered in a proceeding in equity or law.

3.08        Suitability. Purchaser has carefully considered and has discussed with Purchaser’s legal, tax, accounting and financial advisors, to the extent Purchaser has deemed necessary, the suitability of this investment and the transactions contemplated by this Agreement for the Purchaser’s particular federal, state, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Agreement are a suitable investment for the Purchaser. Purchaser has relied solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that Purchaser (and not the Company) shall be responsible for Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

3.09        No Untrue Statement. This Agreement and the Confidential Purchaser Questionnaire accompanying this Agreement do not contain any untrue statement of a material fact or omit any material fact concerning Purchaser. Purchaser has a net worth and annual gross income as stated in the Confidential Purchaser Questionnaire, and all of the answers and statements in the Confidential Purchaser Questionnaire are true and correct.

3.10        Litigation. There are no actions, suits, proceedings or investigations pending against Purchaser or Purchaser’s assets before any court or governmental agency (nor, to Purchaser’s knowledge, is there any threat thereof) which would impair in any way Purchaser’s ability to enter into and fully perform Purchaser’s commitments and obligations under this Agreement or the transactions contemplated hereby.

3.11        No Conflict. The execution, delivery and performance of and compliance with this Agreement, including but not limited to the purchase of the Securities, will not result in any violation of, or conflict with, or constitute a default under, any of Purchaser’s articles of incorporation or bylaws or other organizational documents, if applicable, or any agreement to which Purchaser is a party or by which Purchaser is bound, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of Purchaser or the Securities.

3.12        Risk. Purchaser has adequate means of providing for current needs and personal contingencies and has no need for liquidity in an investment in the Securities. Purchaser’s overall financial commitment to investments that are not readily marketable is not disproportionate to Purchaser’s net worth, and Purchaser’s investment in the Securities will not cause an overall commitment to become excessive. Purchaser has no reason to anticipate any change in Purchaser’s personal circumstances, financial or otherwise, which may cause Purchaser to attempt to resell or transfer the Securities.

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3.13        No Endorsement. Purchaser recognizes that no federal, state or foreign agency has recommended or endorsed the purchase of the Securities.

3.14        Sophistication. Purchaser represents that: (i) Purchaser could be reasonably assumed to have the capacity to protect his/her/its own interests in connection with this Agreement; or (ii) Purchaser has a pre-existing personal or business relationship with either the Company or any affiliate thereof or of such duration and nature as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company or such affiliate and is otherwise personally qualified to evaluate and assess the risks, nature and other aspects associated with the transactions contemplated by this Agreement.

3.15        Residence. Purchaser further represents that the address set forth on the Signature Page hereto is Purchaser’s principal residence (or, if Purchaser is a company, partnership or other entity, the address of its principal place of business).

3.16        No Public Solicitation. Purchaser represents that Purchaser is not purchasing Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio or presented at any seminar or meeting or any public announcement by the Company.

3.17        Fees. To the best of Purchaser’s knowledge, no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, is entitled to any compensation in connection with the transactions contemplated by this Agreement.

3.18        Confidentiality. Purchaser has refrained and shall refrain from trading in any securities of the Company or any other relevant company for so long as such recipient has been in possession of the material non-public information about the Company or any Subsidiary.

3.19        Incumbency of Authorized Signatory. If Purchaser is a corporation, partnership, limited liability company, trust or other entity, the person executing this Agreement on Purchaser’s behalf hereby represents and warrants that the above representations and warranties shall be deemed to have been made on behalf of such entity and the Purchaser has made such representations and warranties after due inquiry to determine the truthfulness of such representations and warranties.

3.21        Status of Purchaser; Authorization. If the Purchaser is a corporation, partnership, limited liability company, trust or other entity, it is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all requisite power and authority to execute and deliver this Agreement and purchase the Securities, as provided herein.

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3.22        Consents and Approvals. Purchaser has obtained each consent, approval or authorization of, or filing, registration or qualification with, any Governmental Entity or other Person or the vote, consent or approval in any manner of any holder of any equity or other securities of Purchaser necessary to the consummation of the transactions contemplated by this Agreement and the other Loan Documents, as a condition to the execution and delivery of this Agreement or any other Loan Document by Purchaser, the performance by Purchaser of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby.

ARTICLE IV

CLOSING

4.1          Closing Date. The closing of the purchase and sale of the Note in principal amount of [     ] ($[     ]) and the Securities hereunder shall be held immediately following the execution and delivery of this Agreement (the “Closing Date”).

4.2          Delivery at Closing. At the Closing, the Company will deliver to the Purchaser (i) the Note, duly executed, substantially in the form of Exhibit A hereto, (ii) Warrant duly completed and executed, substantially in the form of Exhibit B hereto, and (iii) an executed copy of this Agreement; the Purchaser will deliver to the Company (x) the funds being loaned to the Company pursuant to the Note by wire transfer to the bank designated by the Company, (y) the Note, duly executed, substantially in the form of Exhibit A, and (z) an executed copy of this Agreement.

ARTICLE V

TERMINATION

5.1          This Agreement will remain in full force and effect until the later of (i) the maturity date of the Note as set forth therein, or (ii) the indefeasible repayment in full of the Note.

ARTICLE VI

MISCELLANEOUS

6.1          Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2          Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

6.3          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

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6.4          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5          Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile or electronic mail, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

6.6          Fees and Expenses. Each party shall bear its own expenses, including, but not limited to, legal fees, that it incurs with respect to the Loan Documents and the transactions contemplated thereby.

6.7          Amendments and Waivers. Any term of this Agreement may be amended or waived only with the prior written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 6.7 shall be binding upon the Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Company.

6.8          Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

6.9         Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

[Signature Pages Follow]

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The parties have executed this Convertible Note Purchase Agreement as of the date first written above.

COMPANY:

LILIS ENERGY, INC.

By:
Name:	Abraham Mirman
Title:	Chief Executive Officer

Address:

PURCHASER:

[ ]

By:
Name:
Title:

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EXHIBIT A

FORM OF CONVERTIBLE SUBORDINATED PROMISSORY NOTE

[See Exhibit 4.1]

EXHIBIT B

FORM OF WARRANT

[See Exhibit 4.2]